Exhibit 10.2

THE SECURITIES REPRESENTED HEREBY HAVE BEEN ISSUED WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY STATE SECURITIES LAWS, AND MAY NOT BE SOLD, TRANSFERRED OR PLEDGED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER APPLICABLE FEDERAL AND STATE SECURITIES LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO BORROWER THAT THE TRANSFER IS EXEMPT FROM REGISTRATION UNDER APPLICABLE FEDERAL AND STATE SECURITIES LAWS.

BULOVA TECHNOLOGIES GROUP, INC.

SECURED PROMISSORY NOTE

$400,000 Four Hundred Thousand Dollars	Tampa, Florida February 25, 2013

FOR VALUE RECEIVED, the undersigned, Bulova Technologies Group, Inc., a Florida corporation, with an office located at 2409 Falkenburg Road, Tampa FL (“Borrower ”), hereby unconditionally promises to pay to NFC III, LLC, a Florida limited liability company (“Purchaser ”), on or before the Maturity Date (as defined in Section 4 hereof) or to the order of Purchaser, at the office of Purchaser located at 11101 S. Crown Way, Suite #5,Wellington, FL 33414, or such other address designated by Purchaser, in lawful money of the United States of America and in immediately available funds, the principal amount of Four Hundred Thousand Dollars ($400,000) (the “ Principal Amount ”), and all accrued interest thereon and the fees and expenses set forth herein.

1.              PURCHASE AGREEMENT.  This Secured Promissory Note (the “Note”) is executed and delivered in connection with that certain Note and Warrant Purchase Agreement, dated as of the date hereof, between Borrower and Purchaser (as may be amended from time to time, (the “Purchase Agreement”) and a Security Agreement, dated as of the date hereof, between Borrower and Purchaser (as may be amended from time to time, the “Security Agreement”).   Purchaser is entitled to the benefits and subject to certain obligations under the Purchase Agreement and may enforce the agreements of Borrower contained therein and exercise the remedies provided thereby.  All words and phrases used herein and not otherwise specifically defined herein shall have the respective meanings assigned to such terms in the Purchase Agreement to the extent the same are used or defined therein. This Note is delivered with a detachable warrant(s) attached hereto as Exhibit A which may be separately detached and exercised by the holder or holders as designated by the Purchaser in accordance with its terms.

2.              HEADINGS, ETC.  The headings and captions of the numbered paragraphs of this Note are for convenience of reference only and are not to be construed as defining or limiting, in any way, the scope or intent of the provisions hereof.  Whenever used, the singular number shall include the plural, the plural the singular, and the words “ Purchaser ” and “ Borrower ” shall include, respectively, their respective successors and assigns; provided, however , that Borrower shall in no event or under any circumstance have the right to assign or transfer its obligations under this Note.

3.              SECURITY.  The obligations of Borrower hereunder are secured by a security interest and pledge of all of the assets of Borrower presently owned or hereinafter acquired, all as more fully described in the Security Agreement.

4.              MATURITY.  This Note shall mature on November 25, 2013, or upon receipt by Borrower of any proceeds in excess of the principal and accrued interest on this Note from the government contract W152KN-11-A-0527/003 assigned to Keehan Trust Funding LLC by the Borrower and/or its subsidiaries, whichever occurs earlier.  On the Maturity Date, all outstanding principal and any accrued and unpaid interest due and owing under the Note shall be immediately paid by Borrower.

5.              INTEREST; INTEREST RATE; PAYMENT; ADDITIONAL INTEREST.

(a)           This Note shall bear interest (other than interest accruing as a result of a failure by Borrower to pay any amount within three (3) business days after when due as set forth in subparagraph (b) below) at an annual interest rate initially equal to Ten percent (10%) per annum on the then outstanding principal balance (the “ Interest Rate ”).  Interest (other than interest accruing as a result of a failure by Borrower to pay any amount when due as set forth in subparagraph (b) below) shall accrue until all amounts owed under the Note shall be fully repaid, and shall be due and payable on the Maturity Date.  Any accrued and unpaid interest shall be due at the Maturity Date.  Interest shall be calculated on the basis of the actual number of days elapsed over an assumed year consisting of three hundred sixty (360) days subdivided into twelve (12) months consisting of thirty (30) days.

(b)           If all or a portion of the principal amount of the Note or any interest payable thereon shall not be repaid within three (3) business days after when due whether on the applicable repayment date, by acceleration or otherwise, such overdue amounts shall bear interest at a rate per annum that is five percent (5%) above the Interest Rate then in effect, from the date of such non-payment until such amount is paid in full (before as well as after judgment) and shall be due immediately.

(d)           All payments to be made by Borrower hereunder shall be made, without setoff or counterclaim, in lawful money of the United States by check or wire transfer in immediately available funds.

6.              VOLUNTARY AND MANDATORY PREPAYMENT; PAYMENT RIGHTS UPON MERGER, CONSOLIDATION, ETC.;

(a)            Borrower shall have the right to prepay the principal amount of this Note, without penalty or premium, at any time upon two (2) days’ prior written notice to Purchaser.

(b)           If, at any time, prior to the Maturity Date, Borrower proposes to consolidate or effect any other corporate reorganization with, or merge into, another corporation or entity that previously did not hold, directly or indirectly, more than twenty percent (20%) of Borrower’s Common Stock, whereby such corporation or entity immediately subsequent to such consolidation, merger or reorganization will own capital stock of Borrower or entity surviving such merger, consolidation or reorganization representing more than fifty (50%) percent of the combined voting power of the outstanding securities of Borrower or such entity immediately after such consolidation, merger or reorganization, or has the right to elect nominees representing a majority of Borrower’s Board of Directors (a “ Change of Control Event ”), then Borrower shall provide Purchaser with at least ten (10) days’ prior written notice of any such proposed action.  Upon consummation of the Change of Control Event, Purchaser will, at its option, have the right to demand immediate payment of all amounts due and owing under this Note (including all accrued and unpaid interest) in cash.  Purchaser will give Borrower written notice of such demand promptly (but in no event later than five (5) days) following consummation of the Change of Control Event.  All amounts due and owing hereunder shall be paid by Borrower to Purchaser within five (5) days after the date of such written notice via federal funds wire transfer(s) of immediately available funds.

7.              ASSURANCES WITH RESPECT TO PURCHASER RIGHTS.  Borrower shall not, by amendment of its Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, intentionally avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by Borrower and shall at all times in good faith assist in the carrying out of all the provisions of this Note and in taking of all such actions as may be reasonably necessary or appropriate in order to protect the rights of Purchaser against impairment.

8.              EVENTS OF DEFAULT.  If any of the following events (each, an “Event of Default”) shall occur and be continuing:

(a)           Borrower shall fail to pay any amount payable under this Note or any other Transaction Document within three (3) business days after such payment becomes due in accordance with the terms hereof;

(b)           Borrower or any Subsidiary shall fail to pay when due, and it shall continue unremedied for a period of ten (10) calendar days, whether upon acceleration, prepayment obligation or otherwise, any indebtedness of Borrower or any Subsidiary (other than indebtedness owed to Purchaser under this Note and the other Transaction Documents and disputed indebtedness);

(c)           dissolution, termination of existence, suspension (unless fully covered by business interruption insurance) or discontinuance of business (other than as a result of a consolidation of one or more of Borrower’s Subsidiaries with Borrower or another Subsidiary) or ceasing to operate as going concern of Borrower or any Subsidiary;

(d)           any material representation or warranty made by Borrower herein, in the Purchase Agreement or in any other agreement, certificate or instrument contemplated by this Note or the Purchase Agreement shall have been incorrect in any material respect on or as of the date made or deemed made;

(e)           any material portion of the Collateral is subjected to a levy of execution, attachment or other judicial process or any portion of the Collateral is the subject of a claim (other than by the Purchaser) of a Lien or other right or interest in or to the Collateral and such levy or claim shall not be cured, disputed or stayed within a period of forty-five (45) days after the occurrence thereof;

(f)           Borrower shall default, in any material respect, in the observance or performance of any obligation or agreement contained in this Note, the Purchase Agreement, the other Transaction Documents, or any other agreement or instrument contemplated by the Transaction Documents, and such default shall continue unremedied for a period of fifteen (15) days after written notice to Borrower of such default; or

(g)           (i) Borrower or any Subsidiary shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization, conservatorship or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or Borrower shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against Borrower or any Subsidiary any case, proceeding or other action of a nature referred to in clause (i) above that (A) results in the entry of an order for relief of any such adjudication of appointment or (B) remains undismissed, undischarged or unbonded for a period of forty-five (45) days; or (iii) there shall be commenced against Borrower or any Subsidiary any case, proceeding other action seeking issuance of a warrant of attachment, execution, distrait or similar process against all or any substantial part of its assets that results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within forty-five (45) days after the entry thereof; or (iv) Borrower or any Subsidiary shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in any of the acts set forth in clauses (i), (ii) or (iii) above; or (v) Borrower or any Subsidiary shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

(h)     Borrower or any Subsidiary incurs additional Indebtedness as set forth in the Security Agreement prior to the payment in full of this Note,

then, and in any such event, (1) if such event is an Event of Default specified in subsection (g) above of this Section 9 with respect to Borrower, automatically this Note (with all accrued and unpaid interest thereon) and all other amounts owing under this Note shall immediately become due and payable, and (2) if such event is any other Event of Default, Purchaser may, by written notice to Borrower, declare the Note (with all accrued and unpaid interest thereon) and all other amounts owing under this Note to be due and payable forthwith, whereupon the same shall immediately become due and payable.  Except as expressly provided in this Section 8, presentation, demand, protest and all other notices of any kind are hereby expressly waived by Borrower.

9.           ENFORCEABILITY.   Borrower acknowledges that this Note and Borrower’s obligations under this Note are and shall at all times continue to be absolute and unconditional in all respects, and shall at all times be valid and enforceable irrespective of any other agreements or circumstances of any nature whatsoever which might otherwise constitute a defense to this Note and the obligations of Borrower under this Note or the obligations of any other Person relating to this Note.  The Transaction Documents set forth the entire agreement and understanding of Purchaser and Borrower, and Borrower absolutely, unconditionally and irrevocably waives any and all right to assert any set-off, counterclaim or crossclaim of any nature whatsoever with respect to this Note or the obligations of Borrower hereunder, or the obligations of any other Person relating hereto or thereto or to the obligations of Borrower hereunder or otherwise in any action or proceeding brought by Purchaser to collect on the Note, or any portion thereof ( provided , however , that the foregoing shall not be deemed a waiver of Borrower’s right to assert any compulsory counterclaim maintained in a court of the United States, or of the State of Florida if such counterclaim is compelled under local law or rule of procedure, nor shall the foregoing be deemed a waiver of Borrower’s right to assert any claim which would constitute a defense, setoff, counterclaim or crossclaim of any nature whatsoever against Purchaser in any separate action or proceeding).   Borrower acknowledges that no oral or other agreements, conditions, promises, understandings, representations or warranties exist with respect to the Transaction Documents or with respect to the obligations of Borrower thereunder, except those specifically set forth in the Transaction Documents.  Borrower agrees to pay all costs and expenses of Purchaser related to Purchaser’s enforcement of the obligations of Borrower hereunder and the collection of all sums payable hereunder, including but not limited to reasonable attorneys’ fees and expenses, irrespective of whether litigation is commenced.  Any such amounts shall be payable on demand, with interest at the rate provided above for overdue principal and interest.

11.           WAIVER.  Borrower waives presentment, demand for payment, notice of dishonor and any or all notices or demands in connection with the delivery, acceptance, performance, default or enforcement of any Transaction Document now or hereafter required by applicable law, and agrees that no failure or delay on the part of Purchaser in the exercise of any power, right or remedy under this Note shall impair such power, right or remedy or shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude other or further exercise of such or any other power, right or remedy.  No notice to or demand on Borrower shall be deemed to be a waiver of the obligation of Borrower or of the right of Purchaser, to take further action without further notice or demand as provided in any of the Transaction Documents.

12.           AMENDMENTS.  This Note may not be modified, amended, changed or terminated except by an agreement in writing signed by Borrower and the Purchaser.  Any amendment or waiver effected in accordance with this Section 12 shall be binding upon Borrower, Purchaser and each transferee of this Note.

13.           USURIOUS INTEREST RATE.  Notwithstanding anything to the contrary contained in this Note, the interest paid or agreed to be paid hereunder shall not exceed the maximum rate of non-usurious interest permitted by applicable law (the “Maximum Rate”).  If Purchaser shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Note or, if it exceeds such unpaid principal, shall be refunded to Borrower.  In determining whether the interest contracted for, charged, or received by Purchaser exceeds the Maximum Rate, Borrower may, to the extent permitted by applicable law, (a) characterize any payment that is not principal as an expense, fee or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of this Note.

14.           NOTICES.  Any notice required or permitted by this Note shall be in writing and shall be deemed sufficient upon delivery, when delivered personally or by a nationally-recognized delivery service (such as Federal Express or UPS), or seventy-two (72) hours after being deposited in the U.S. mail, as certified or registered mail, with postage prepaid, and in all cases addressed to the party to be notified at such party’s address as set forth on the signature pages to the Purchase Agreement.

15.           GOVERNING LAW; JURISDICTION; WAIVER OF JURY TRIAL.  This Note and all acts and transactions pursuant hereto shall be governed by and construed in accordance with the laws of the State of Florida, without regard to principles of conflicts of laws to the extent that the general application of the laws of another jurisdiction would be required thereby.  The Borrower hereby irrevocably consents to the exclusive jurisdiction of any federal or state court located in the State of Florida and consents that all service of process be sent by nationally recognized overnight courier service directed to Borrower at Borrower’s address set forth herein and service so made will be deemed to be completed on the business day after deposit with such courier.   Borrower acknowledges and agrees that the venue provided above is the most convenient forum for both Purchaser and Borrower.   Borrower waives any objection to venue and any objection based on a more convenient forum in any action instituted under this Note.   BORROWER AND PURCHASER (BY ACCEPTANCE OF THIS NOTE) MUTUALLY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY AND ALL RIGHTS THAT THEY MAY NOW OR HEREAFTER HAVE UNDER THE LAWS OF THE UNITED STATES OF AMERICA OR ANY STATE THEREOF TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF ANY PARTY, INCLUDING, WITHOUT LIMITATION, ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS OR ACTIONS OF PURCHASER RELATING TO ENFORCEMENT OF THIS NOTE.  EXCEPT AS PROHIBITED BY APPLICABLE LAW, BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY LITIGATION RELATING TO ENFORCEMENT OF THIS NOTE ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES.  THIS WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR PURCHASER TO MAKE FUNDS AVAILABLE TO BORROWER AND TO ACCEPT THIS NOTE.

IN WITNESS WHEREOF, Borrower has duly executed this Secured Promissory Note as of the date first written above.

BORROWER:

BULOVA TECHNOLOGIES GROUP, INC.

By:	/s/ Stephen Gurba
Name:	Stephen L. Gurba
Title:	Chief Executive Officer

Address: 2409 N Falkenburg Road Tampa, Florida 33619

EXHIBIT A

DETACHABLE WARRANT

Enclosed

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